UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2010

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

FLORIDA	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

POST OFFICE BOX 338, LA BELLE, FLORIDA	33975
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 675-2966

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 8.01                      Other Events.

Alico announced today they will hold an investor conference call on Thursday, March 11 at 4:30 p.m. (EDT), hosted by the Company’s CEO JD Alexander with participation by Ramon Rodriguez, Chairman of the Company’s Audit Committee and other senior management.  The content of the call will include a 10-15 minute review, including updates of the Company’s recent and ongoing activities over the past several months followed by a question and answer session.  Questions should be sent to the following email address: investors@alicoinc.com.  Questions may be submitted between the press release date and the end of the investor call; early submission of questions is allowed and encouraged.  The total call time, including responses to submitted questions, is expected to be approximately 20 minutes.

The listen only call can be accessed in the U.S. by dialing 866-901-2585 or 404-835-7099. It is advised that participants dial in approximately 5 to 10 minutes prior to the call.  A teleconference replay of the call will be available through March 18, 2010, on the Company’s website at www.alicoinc.com.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

The following exhibits are included with this Report:

Exhibit 99.1      Press Release announcing Investor Conference Call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: March 8, 2010	By:	/s/ Patrick W. Murphy
Patrick W. Murphy
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release announcing Investor Conference Call.